UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2019

Papa John’s International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices) (Zip Code)

(502) 261-7272

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2019, Papa John’s International, Inc., a Delaware Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with John H. Schnatter.  Pursuant to the Settlement Agreement, the Company has agreed to cooperate with Mr. Schnatter to identify a mutually acceptable independent director (an “Independent Designee”). The Independent Designee must meet certain eligibility criteria set forth in the Settlement Agreement, including that the Independent Designee have relevant professional experience and be independent of both Mr. Schnatter and certain funds affiliated with, or managed by, Starboard Value LP (collectively, “Starboard”).

In accordance with the Settlement Agreement, if the Independent Designee is appointed to the Board of Directors (the “Board”) prior to the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), Mr. Schnatter has agreed to resign as a member of the Board effective upon the appointment of the Independent Designee (unless he decides to resign at an earlier time).  Otherwise, Mr. Schnatter’s term as a director will expire at the 2019 Annual Meeting.

The Company has agreed, within ten business days of the date of the Settlement Agreement, to (i) amend the Governance Agreement, dated as of February 4, 2019 (the “Governance Agreement”), between the Company and Starboard to remove the provision that would have required Starboard, for a period of time, to vote the shares of the Company’s securities that it beneficially owns in favor of the Board’s director nominees and in accordance with the Board’s recommendations and  (ii) amend the Rights Agreement, dated as of July 22, 2018, by and between the Company and Computershare Trust Company, N.A., as rights agent, as amended on February 3, 2019 (as amended, the “Rights Agreement”) to eliminate the “Acting in Concert” definition.

Upon the amendment to the Governance Agreement and Rights Agreement, Mr. Schnatter’s recently submitted nomination of himself to be re-elected to the Board at the 2019 Annual Meeting will be automatically withdrawn.   In addition, Mr. Schnatter agreed to (i) cause a Notice of Dismissal to be filed in the action pending in the Court of Chancery of the State of Delaware styled, John H. Schnatter v. Mark S. Shapiro, et al., C.A. No. 2018-0646-AGB, dismissing the action without prejudice and (ii) cause the action filed by Evergreen Real Estate, LLC against the Company in the circuit court for Jefferson County, Kentucky related to a sublease agreement to be dismissed with prejudice.

A copy of the Settlement Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Settlement Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement, dated as of March 4, 2019, by and between Papa John’s International, Inc. and John H. Schnatter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 5, 2019

PAPA JOHN’S INTERNATIONAL, INC.

By:	/S/ Joseph H. Smith, IV

Name:	Joseph H. Smith, IV
Title:	Senior Vice President and Chief Financial Officer